EXHIBIT 5.1

August 25, 2022

Camber Energy, Inc.

15915 Katy Freeway, Suite 450

Houston, Texas 77094

Re:	Registration Statement of Camber Energy, Inc.

Ladies and Gentlemen:

We have acted as special Nevada counsel to Camber Energy, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed on or about this date by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed resale from time to time by the Selling Stockholders (as defined below) of up to an aggregate of 463,223,557 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), consisting of: (i) an aggregate of up to 150,000,000 shares of Common Stock  (the “Warrant Shares”) issuable upon full exercise of (x) 100,000,000 common stock warrants (the “Antilles Warrants”) issued by the Company to certain of the Selling Stockholders pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of December 30, 2021, between the Company and Antilles Family Office, LLC (the “Antilles”) and (y) 50,000,000 common stock warrants (the “Discover Warrants” and, together with the Antilles Warrants, the “Warrants”) issued by the Company to certain of the Selling Stockholders pursuant to that certain Loan Agreement (the “Loan Agreement”), dated as of December 24, 2021, between the Company and Discover Growth Fund, LLC (“Discover”); (ii) an aggregate of up to 295,679,697 shares of Common Stock (the “Preferred Conversion Shares”) issuable upon full conversion of 5,272 shares of Series G Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series G Preferred Stock”), issued by the Company to certain of the Selling Stockholders pursuant to the Stock Purchase Agreement; and (iii) up to 17,543,860 shares of Common Stock (the “Loan Conversion Shares”) issuable upon full conversion of a loan in the principal amount of $26,315,789.47 (the “Convertible Loan”), including accruable interest thereon, pursuant to the Loan Agreement.  The Warrant Shares, the Preferred Conversion Shares, and the Loan Conversion Shares are collectively referred to herein as the “Shares.” Antilles and Discover (or their respective pledgees, donees, transferees or other successors-in-interest, as the case may be) are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.”

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the documents listed below:

(a)	A Certificate of Existence with Status in Good Standing relating to the Company, issued by the Nevada Secretary of State on August 23, 2022.

(b)	The Articles of Incorporation of the Company, and all amendments thereto, certified by an officer of the Company on the date hereof.

(c)	The Certificate of Designations of Preferences, Powers, Rights and Limitations of Series G Redeemable Convertible Preferred Stock, and all amendments thereto (the “Certificate of Designation”)

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(d)	The Bylaws of the Company, and all amendments thereto, certified by an officer of the Company on the date hereof.

(e)

Resolutions of the Board of Directors of the Company, as provided to us and certified by an officer of the Company on the date hereof, relating to, among other things, the (i) issuance of the Warrants, the Warrant Shares, the Series G Preferred Stock, the Preferred Conversion Shares, the Convertible Loan, and the Loan Conversion Shares; and (ii) the registration of the Warrant Shares, the Preferred Conversion Shares, and the Loan Conversion Shares.

(f)	The Registration Statement.

We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the foregoing documents.

We have also examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.  For purposes of the opinions set forth herein, we have assumed that the Warrants, the shares of Series G Preferred Stock, and Convertible Loan have each been duly executed and delivered by the Company to the applicable Selling Stockholders (or their predecessors-in-interest, as applicable) against payment therefor pursuant to the Stock Purchase Agreement, the Certificate of Designation, and the Loan Agreement, as applicable.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, it is our opinion that:

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The Warrant Shares, when issued upon exercise of the Warrants upon payment to the Company of the required consideration in accordance therewith, will be duly authorized, validly issued, fully paid, and non-assessable shares of Common Stock, so long as, at the time of issuance (a) the Company has sufficient shares of its authorized Common Stock available for such issuance, and (b) the certificates representing the Warrant Shares conform to the specimen thereof examined by us and have been properly executed and delivered in accordance with Nevada law.

2.

The Preferred Conversion Shares, when issued upon conversion of the shares of Series G Preferred Stock in accordance with the Certificate of Designation, will be duly authorized, validly issued, fully paid, and non-assessable shares of Common Stock, so long as, at the time of issuance (a) the Company has sufficient shares of its authorized Common Stock available for such issuance, and (b) the certificates representing the Preferred Conversion Shares conform to the specimen thereof examined by us and have been properly executed and delivered in accordance with Nevada law; and

3.

The Loan Conversion Shares, when issued upon conversion of the Convertible Loan in accordance with the Loan Agreement, will be duly authorized, validly issued, fully paid, and non-assessable shares of Common Stock, so long as, at the time of issuance (a) the Company has sufficient shares of its authorized Common Stock available for such issuance, and (b) the certificates representing the Loan Conversion Shares conform to the specimen thereof examined by us and have been properly executed and delivered in accordance with Nevada law.

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This opinion letter is intended solely for use in connection with the filing of the Registration Statement and the registration of the Warrant Shares, the Preferred Conversion Shares, and the Loan Conversion Shares, as described in the Registration Statement.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinion expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ McDonald Carano LLP

MCDONALD CARANO LLP

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